Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated June 26, 2020, relating to the balance sheet of D8 Holdings Corp. as of May 14, 2020, and there related statements of operations, changes in stockholder’s equity and cash flows, for the period from May 6, 2020 (inception) through May 14, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 8, 2020